Exhibit 99.1

Organon to Acquire Dermavant including its Innovative Dermatologic Therapy, VTAMA® (tapinarof) Cream, 1%

VTAMA cream is a novel, non-steroidal topical therapy approved for treatment of plaque psoriasis in adults and is under FDA review for an additional indication to treat atopic dermatitis

Proposed acquisition extends Organon’s international dermatology capabilities to the U.S.

BASEL, Switzerland and LONDON and NEW YORK, September 18, 2024 – Organon (NYSE: OGN), a global healthcare company with a mission to improve the health of women throughout their lives, and Dermavant Sciences Ltd. announced today that they have entered into a definitive agreement, under which Organon will acquire Dermavant, a Roivant (NASDAQ: ROIV) company dedicated to developing and commercializing innovative therapeutics in immuno-dermatology.

Dermavant’s novel product, VTAMA® (tapinarof) cream, 1%, for the topical treatment of mild, moderate, and severe plaque psoriasis in adults, was approved by the U.S. Food and Drug Administration (FDA) in May 2022. VTAMA cream is a once-daily, steroid-free, topical applied to affected areas with no safety label warnings or precautions and without restrictions on location and duration of use or body surface area. The FDA is reviewing a Supplemental New Drug Application (sNDA) for VTAMA cream as a potential treatment for atopic dermatitis (AD) in adults and children two years of age and older, with Prescription Drug User Fee Act (“PDUFA”) action expected in the fourth quarter of calendar year 2024.

Psoriasis is a common chronic inflammatory skin disease affecting over 8 million Americans 20 years of age or older1 and 125 million people worldwide2. Atopic dermatitis is one of the most common inflammatory skin conditions impacting approximately 16.5 million adults and more than 9.6 million children in the U.S.3 In adults, women are impacted disproportionately4.

1 Armstrong, A., Mehta, M., Schupp, C., Gondo, C., Bell, S., Griffiths, C. Psoriasis Prevalence in Adults in the United States. JAMA Dermatol. 2021 Aug; 157(8):1-7.  doi:10.1001/jamadermatol.2021.2007
2 Psoriasis Statistics. National Psoriasis Foundation. Get the Facts About Psoriasis and Psoriatic Arthritis.
3 Eczema Prevalence. National Eczema Foundation. Eczema Prevalence, Quality of Life and Economic Impact.
4 Valentini, R., Shahriari, M. Atopic Dermatitis in Women: Special Considerations in the Childbearing Years. Int J Women’s Dermatol. 2024 Jun; 10(2): e151.  doi: 10.1097/JW9.0000000000000151.

Psoriasis presents a significant impact to quality of life5 and atopic dermatitis is associated with a higher disease burden6 for women compared to men.

“We look forward to combining Dermavant’s strong dermatology commercial and field medical organization in the U.S., with Organon’s market access capabilities, regulatory expertise and worldwide commercial reach. This will allow us to bring VTAMA cream, a patient-focused innovation in dermatology, providing an effective, well-tolerated, non-steroidal treatment option to the millions of people living with plaque psoriasis and potentially atopic dermatitis,” said Kevin Ali, Organon Chief Executive Officer. “The acquisition will deliver on Organon’s objective of improving the health of women throughout their life stages by investing in treatments for conditions that affect women differently.”

“This is another example of Roivant’s ability to offer creative win-win collaborations. We are able to meet Organon’s structural objectives and to create a transaction that is very attractive to both Roivant and Dermavant stakeholders, while still preserving meaningful economics tied to the potential future success of VTAMA,” said Matt Gline, Chief Executive Officer of Roivant. “Additionally, we are excited for VTAMA cream to benefit from Organon’s commercial scale. We believe they have the capabilities and reach to ensure patients globally can access this important medicine.”

“This is an unparalleled opportunity for continued growth and innovation for Dermavant, preserving our values and vision and allowing them to thrive in the new structure at Organon. We set out to revolutionize the standard of care in dermatology, and we delivered—becoming the #1 branded topical for plaque psoriasis within just two months after launching VTAMA cream, and providing over 275,000 patients with the relief they desperately needed,” said Todd Zavodnick, Chief Executive Officer of Dermavant. “I am certain that this merger will provide us the scope and global scale to unleash the potential of VTAMA cream.”

5 Carole, G., Corsin, S., Meienberger, N., Valeska Maul, L., Maul, J-T. The Impact of Gender and Sex in Psoriasis: What to be Aware of When Treating Women with Psoriasis. Int J Women’s Dermatol. 2022 Jun; 8(2): e010. doi: 10.1097/JW9.0000000000000010. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9112394/
6 Urban, K., Chu, S., Giesey, RL., Mehrmal, S., Uppal, P., Nedley, N., Delost, GR. The Global, Regional, and National Burden of Atopic Dermatitis in 195 Countries and Territories: An ecological study from the Global Burden of Disease Study 2017. 2021 Mar; 2: 12-18. JAAD International. doi: https://doi.org/10.1016%2Fj.jdin.2020.10.002. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC8362298/

“We structured the deal economics to be heavily weighted towards success-based milestones and royalties, similar to other transactions we have executed to date. This is consistent with our commitment to disciplined capital allocation as we look to continue to reduce our leverage, but also strategically add growth assets,” said Matthew Walsh, Organon Chief Financial Officer.

Terms of the Transaction

Organon has agreed to acquire Dermavant for aggregate consideration of up to approximately $1.2 billion, with an upfront payment of $175 million and a $75 million milestone payment upon regulatory approval in AD, as well as payments of up to $950 million for the achievements of certain commercial milestones. In addition, Organon will pay Dermavant shareholders tiered royalties on net sales. Dermavant owns the rights to VTAMA cream globally excluding China and has out licensed Japan rights.

Completion of the transaction is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Closing of the transaction is currently expected to take place in the fourth quarter of 2024. Upon closing of the transaction, as part of the purchase price consideration, Organon would assume Dermavant liabilities with an approximate value of $286 million reported by Roivant as of June 30, 2024, which would be subject to fair value accounting by Organon. Given the transaction is expected to close in the fourth quarter 2024, revenue contribution from VTAMA as well as expenses associated with onboarding the product are not expected to impact the full year 2024 non-GAAP guidance ranges provided on August 6th, 2024. The transaction is expected to be modestly dilutive to Adjusted EBITDA in 2025, turning accretive in 2026. Organon expects net leverage to be elevated above 4.0x as a result of the transaction. The transaction is not expected to result in a revision to Organon’s capital allocation priorities.

Roivant was represented by Freshfields Bruckhaus Deringer LLP as legal advisor and Goldman Sachs & Co. LLC as financial advisor. Organon was represented by Covington & Burling LLP as legal advisor.

About VTAMA® (tapinarof) cream, 1%

VTAMA cream is a non-steroidal once-daily topical treatment that works by activating aryl hydrocarbon receptors in the skin to reduce inflammation and normalize the skin barrier. The safety and effectiveness of VTAMA cream was evaluated via randomized, double-blind, vehicle-controlled trials, PSOARING-1 and 2 for psoriasis. The safety and efficacy of VTAMA for the treatment of atopic dermatitis was also evaluated as part of the ADORING-1 and 2 Phase III clinical studies, and is currently under review with the FDA.

Important Safety Information

Indication: VTAMA® (tapinarof) cream, 1% is an aryl hydrocarbon receptor agonist indicated for the topical treatment of plaque psoriasis in adults. VTAMA cream is for use on the skin (topical) only. Do not use VTAMA cream in your eyes, mouth, or vagina. Adverse Events: The most common adverse reactions (incidence ≥ 1%) in subjects treated with VTAMA cream were folliculitis (red raised bumps around the hair pores), nasopharyngitis (pain or swelling in the nose and throat), contact dermatitis (skin rash or irritation, including itching and redness, peeling, burning, or stinging), headache, pruritus (itching), and influenza (flu).

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

See full Prescribing Information and Patient Information.

About Organon

Organon is an independent global healthcare company with a strategy to help improve the health of women throughout their lives. Organon’s diverse portfolio offers more than 60 medicines and products in women’s health, biosimilars, and a large franchise of established medicines across a range of therapeutic areas. In addition to Organon’s current products, the company invests in innovative solutions and research to drive future growth opportunities in women’s health and biosimilars. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical partners and innovators looking to commercialize their products by leveraging its scale and agile presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, X (formerly known as Twitter) and Facebook.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s acquisition of Dermavant (including statements regarding regulatory approvals and the timing, benefits, and financial impact of such acquisition), potential regulatory approvals and other actions relating to VTAMA (including the expected timeframe thereof), and Organon’s ability to reduce its leverage and strategically add growth assets. Forward-looking statements may be identified by words such as "foresees" “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of Organon’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, weakening of economic conditions that could adversely affect the level of demand for Dermavant’s products; the risk that the business will not be integrated successfully; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the ability to retain key personnel; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; pricing pressures globally, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general; an inability to fully execute on Organon’s product development and commercialization plans in the United States, Europe, and elsewhere internationally; an inability to adapt to the industry-wide trend toward highly discounted channels; changes in tax laws or other tax guidance which could adversely affect Organon’s cash tax liability, effective tax rates, and results of operations and lead to greater audit scrutiny; expanded brand and class competition in the markets in which Organon operates; and governmental initiatives that adversely impact Organon’s marketing activities. Organon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Organon’s filings with the Securities and Exchange Commission (“SEC”), including Organon’s most recent Annual Report on Form 10-K and subsequent SEC filings, available at the SEC’s Internet site www.sec.gov.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Organon is not responsible for the contents of third-party websites.

About Dermavant

Dermavant Sciences, a subsidiary of Roivant Sciences, is a biopharmaceutical company dedicated to developing and commercializing innovative therapeutics in immuno-dermatology. Dermavant’s focus is to develop therapies that have the potential to address high unmet medical needs while driving greater efficiency in research and clinical development. The company’s medical dermatology pipeline includes earlier-development, late-stage and commercialized, product candidates that target specific unmet needs in two of the largest growing immuno-dermatology markets, plaque psoriasis and atopic dermatitis, as well as other immunological and inflammatory diseases. Dermavant is marketing VTAMA® (tapinarof) cream, 1%, for the topical treatment of plaque psoriasis in adults. The FDA approved VTAMA cream for the topical treatment of mild, moderate, and severe plaque psoriasis in May 2022. Dermavant has been developing VTAMA cream for the treatment of atopic dermatitis in adults and children 2 years of age and older and released positive topline results from its ADORING 1 and 2 pivotal Phase 3 clinical trials in 1H 2023. Dermavant’s pipeline includes DMVT-506, a next generation aryl hydrocarbon receptor (AhR) agonist under development as a potential treatment option for immunological and inflammatory diseases with multiple potential routes of administration. For more information, please visit http://www.dermavant.com and follow us on Twitter (@dermavant) and LinkedIn (Dermavant Sciences).

About Roivant

Roivant is a commercial-stage biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. In addition to VTAMA, Roivant’s pipeline includes IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting the neonatal Fc receptor (“FcRn”) in development across several IgG-mediated autoimmune indications, and brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 for the treatment of dermatomyositis and non-infectious uveitis, in addition to other clinical stage molecules. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, www.roivant.com.

Roivant Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our products and product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our products and product candidates. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the proposed transaction may not be satisfied, (ii) the possibility that the proposed transaction may involve unexpected costs, liabilities or delays, (iii) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the proposed transaction, (iv) the risk that disruptions from the proposed transaction will harm relationships with employees, customers and suppliers and other business partners or (v) the risk that the achievement of the specified milestones or royalties described in the definitive agreement may take longer to achieve than expected or may never be achieved and the resulting contingent milestone payments or royalties may never be realized.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Roivant Investor Relations
ir@roivant.com

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Stephanie Lee
Roivant Sciences
stephanie.lee@roivant.com